FOR:          THE SPORTSMAN'S GUIDE
              411 Farwell Avenue
              South Saint Paul, Minn. 55075                FOR IMMEDIATE RELEASE
              NASDAQ NMS: SGDE

CONTACT:      612-344-1000
              William P. Bartkowski
              BlueFire Partners
              612-344-1012 (direct)

            THE SPORTSMAN'S GUIDE RELEASES 2004 THIRD QUARTER RESULTS

 Consolidated Net Earnings Up Nearly 51% On Sales Growth of 37%; Acquisition
              of TGW and Strong Internal Growth Fuel Record Results

         SOUTH ST. PAUL, MINN. (11/02/04) -- The Sportsman's Guide, Inc. (NASDAQ
NMS: SGDE) today reported record results of operations for the quarter ended September 30, 2004. Sales for the quarter were $56.6 million, a 37% increase over the $41.2 million reported for the same period one year ago. The Company reported net earnings of $1.1 million, and earnings of $0.20 per fully diluted share for the quarter, compared to $710,000, or $0.13 per fully diluted share, reported for the three months ended September 30, 2003.

         For the nine months ended September 30, 2004, sales were $140.0 million, an increase of just under 14% when compared to the $123.0 million reported for the same period in 2003. The Company recorded net earnings of $3.0 million, or $0.57 per fully diluted share, for the first three quarters of the year, compared to net earnings of $2.3 million, or $0.44 per fully diluted share, for the first nine months ended September 30, 2003.

         Company officials noted that the increase in sales for the third quarter of 2004 was due to the acquisition of The Golf Warehouse, TGW.com, on June 29, 2004 and increases in Internet-related sales for the Company's base business. Sales at the base business grew 8% and its Internet-related sales were in excess of 41% of total sales in the quarter, compared to approximately 36% of total sales for the same period in 2003.

         Gregory R. Binkley, President and Chief Executive Officer of the Company, stated, "The strong results for the quarter were driven by two key factors. The first is our early summer acquisition of The Golf Warehouse. It performed extremely well in the period. In addition, we have also seen year over year improvements in sales and in Internet-related sales in our base business that are encouraging."

         Binkley went on to state, "The addition of TGW, with the majority of its sales generated through the Internet, has changed our Company's profile as we are now more of an on-line retailer than we were previously."

         The Company will hold a conference call on Wednesday, November 3, 2004 to discuss the results of the quarter. Gregory R. Binkley, President and Chief Executive Officer, and Charles B. Lingen, Executive Vice President and Chief Financial Officer, will be present on the call to provide commentary and to take questions. The call will be begin at 10:30 am, CST. Participants may access the call by dialing 1-800-209-8032. The call may also be accessed via the Internet at www.SportsmansGuideIR.com.

         The Sportsman's Guide offers value-priced outdoor gear and general merchandise, with a special emphasis on outdoor clothing, equipment and footwear, through direct mail catalogs and two Internet sites. On June 29, 2004 the Company acquired The Golf Warehouse, TGW.com, the Wichita, Kansas-based leading online and catalog retailer of golf equipment, apparel and accessories. The Company's e-commerce websites include www.sportsmansguide.com, www.bargainoutfitters.com and www.TGW.com. Investor information is available on the Company's investor relations website: www.SportsmansGuideIR.com.

THIS RELEASE CONTAINS FORWARD LOOKING STATEMENTS WHICH ARE SUBJECT TO CHANGE BASED ON VARIOUS IMPORTANT FACTORS, INCLUDING BUT NOT LIMITED TO GENERAL ECONOMIC CONDITIONS, A CHANGING MARKET ENVIRONMENT FOR THE COMPANY'S PRODUCTS AND THE MARKET ACCEPTANCE OF THE COMPANY'S CATALOGS, INTERNET SITES AND OFFERINGS.


                        -- financial highlights follow --

                  THE SPORTSMAN'S GUIDE, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)
                            (In thousands of dollars)

                                          September 30,  September 30,  December 31,
                                               2004          2003           2003
                                               ----          ----           ----
                 ASSETS
CURRENT ASSETS
     Cash and cash equivalents               $   715       $10,810       $32,054
     Accounts receivable -- net                2,725         1,853         3,034
     Inventory                                38,439        29,710        18,874
     Promotional material                      3,999         3,920         2,565
     Prepaid expenses and other                2,650         2,020         1,871
     Income taxes receivable                   1,505            --            --
     Deferred income taxes                       951         2,270         3,176
                                             -------       -------       -------
        Total current assets                  50,984        50,583        61,574
PROPERTY AND EQUIPMENT, NET                    2,691         2,296         2,248
OTHER ASSETS
     Goodwill                                 17,219            --            --
     Trade and domain name                    10,200            --            --
     Non-compete agreements, net                 475            --            --
     Customer lists, net                         229            --            --
     Other                                        10            --            --
                                             -------       -------       -------
        Total other assets                    28,133            --            --
                                             -------       -------       -------
        Total assets                         $81,808       $52,879       $63,822
                                             =======       =======       =======

  LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
     Bank overdraft                          $ 3,246      $    --        $    --
     Revolving credit line                     4,470           --             --
     Note payable - bank                       2,500           --             --
     Accounts payable                         20,657       18,463         18,950
     Accrued expenses and other
       current liabilities                    14,829       11,545         17,877
                                             -------      -------        -------
        Total current liabilities             45,702       30,008         36,827
LONG-TERM LIABILITIES                         10,267          246            187
                                             -------      -------        -------
        Total liabilities                     55,969       30,254         37,014
SHAREHOLDERS' EQUITY                          25,839       22,625         26,808
                                             -------      -------        -------
        Total liabilities and
           shareholders' equity              $81,808      $52,879        $63,822
                                             =======      =======        =======

                  THE SPORTSMAN'S GUIDE, INC. AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF EARNINGS
                                   (Unaudited)

                   For The Three Months And Nine Months Ended
                           September 30, 2004 and 2003

                      (In thousands, except per share data)


                                                                                Three months ended           Nine months ended
                                                                                  September 30,                 September 30,
                                                                                ------------------           ------------------
                                                                                2004          2003           2004          2003
                                                                                ----          ----           ----          ----
Sales                                                                        $  56,554     $  41,213      $ 140,009     $ 123,003
Cost of sales                                                                   40,139        28,672         97,329        84,321
                                                                             ---------     ---------      ---------     ---------
     Gross profit                                                               16,415        12,541         42,680        38,682
Selling, general and administrative expenses                                    14,564        11,424         37,839        35,056
                                                                             ---------     ---------      ---------     ---------
     Earnings from operations                                                    1,851         1,117          4,841         3,626
Interest expense                                                                   168            --            168            --
Miscellaneous income (expense), net                                                 --           (10)            80           (14)
                                                                             ---------     ---------      ---------     ---------
     Earnings before income taxes                                                1,683         1,107          4,753         3,612
Income tax expense                                                                 614           397          1,720         1,299
                                                                             ---------     ---------      ---------     ---------
     Net earnings                                                            $   1,069     $     710      $   3,033     $   2,313
                                                                             =========     =========      =========     =========

Net earnings per share:
     Basic                                                                   $     .23     $     .15      $     .64     $     .49
                                                                             =========     =========      =========     =========
     Diluted                                                                 $     .20     $     .13      $     .57     $     .44
                                                                             =========     =========      =========     =========

Weighted average common and common equivalent
   shares outstanding:
     Basic                                                                       4,701         4,801          4,719         4,769
                                                                             =========     =========      =========     =========
     Diluted                                                                     5,312         5,355          5,320         5,241
                                                                             =========     =========      =========     =========


                                      # # #